EXHIBIT 99.2

                                                 BOC FINANCIAL CORP.
                                  Proposed Holding Company for Landis Bank, SSB
                                          (to become Bank of the Carolinas)
                                              Stock Information  Center
                                              107 South Central Avenue
                                            Landis, North Carolina 28088
                                                  (704) 857-7277

                                                  STOCK ORDER FORM
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DEADLINE The Subscription Offering ends at 5:00 p.m., Eastern Time, on
_________________, 1998. Your original Stock Order Form, properly executed and with the correct payment, must be received at the address on the top of this form by this deadline, or it will be considered void.
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


             (1) NUMBER OF SHARES              PRICE PER SHARE             (2) TOTAL AMOUNT DUE

         ------------------------------                                ------------------------------
                                                                       $
                                                  x $10.00 =
         ------------------------------                                ------------------------------

The minimum number of shares that may be subscribed for is 25. Subject to the limitations set forth in the Plan of Conversion (including the limitations on the purchase of shares imposed by the receipt of any Exchange Shares), the maximum individual subscription is 25,000 shares.

METHOD OF PAYMENT

(3) |_| Enclosed is a check, bank draft or money order payable to BOC Financial Corp. for $__________________ (cash if presented in person).

(4) |_| I authorize Landis Savings Bank, SSB ("Landis Savings") to make withdrawals from my Landis Savings certificate or savings account(s) shown below, and understand that the amounts will not otherwise be available for withdrawal:

                Account Number(s)                   Amount(s)
       ------------------------------------- ------------------------
       ------------------------------------- ------------------------
       ------------------------------------- ------------------------
       ------------------------------------- ------------------------
       ------------------------------------- ------------------------
       ------------------------------------- ------------------------
       ------------------------------------- ------------------------
                           Total Withdrawal
                                             ------------------------


(5) |_| Check here if you are a DIRECTOR, OFFICER, or EMPLOYEE of Landis Savings or a member of such person's immediate family.


(6)  |_| ASSOCIATE - ACTING IN CONCERT

         Check here, and complete the reverse side of this form, if you or any associates (as defined on the reverse side of this form) or persons acting in concert with you have submitted other orders for shares in the Subscription Offering and/or Community Offering.


(7) Purchaser Information (additional space on back of form)
a. |_| ELIGIBLE ACCOUNT HOLDER - Check here if you were a depositor with $50 or more on deposit with Landis Savings as of August 30, 1996. Enter information below for all deposit accounts that you had at Landis Savings on August 30, 1996.

b. |_| SUPPLEMENTAL ELIGIBLE ACCOUNT HOLDER - Check here if you were depositor with $50 or more on deposit with Landis Savings as of December 31, 1997, but are not an Eligible Account Holder. Enter information below for all deposit accounts that you had at Landis Savings on December 31, 1997.

c. |_| OTHER MEMBER - Check here if you were a depositor of Landis Savings as of _______________, 1998 or a borrowers of Landis Savings with a loan outstanding as of ______________, 1998, but are not an Eligible Account Holder or a Supplemental Eligible Account Holder. Enter information below for all deposit accounts or loans that you had at Landis Savings on _______________, 1998.

d. |_| LOCAL COMMUNITY - Check here if you are permanent resident of Cabarrus, Iredell, or Rowan county, North Carolina.


        Account Title (Names on Accounts)        Account Number
       ------------------------------------- ------------------------
       ------------------------------------- ------------------------
       ------------------------------------- ------------------------
       ------------------------------------- ------------------------


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(8)  STOCK REGISTRATION

    |_|   Individual                |_|   Uniform Transfer to Minors     |_|   Partnership
    |_|   Joint Tenants             |_|   Uniform Gift to Minors         |_|   Individual Retirement Account
    |_|   Tenants in Common         |_|   Corporation                    |_|   Fiduciary/Trust (Under Agreement
                                                                               Dated ------------------------------- )

    ---------------------------------------------------------------------------

    Name                                                                        Social Security or Tax ID
    -------------------------------------------------------------------------- -----------------------------------------------

    Name                                                                        Social Security or Tax ID
    -------------------------------------------------------------------------- -----------------------------------------------

    Street Address                                                              Daytime Telephone
    -------------------------------------------------------------------------- -----------------------------------------------


    City                      State                    Zip Code
    ---------------------------------------------------------------------------  ---------------------------------------------


|_| NASD AFFILIATION (This section only applies to those individuals who meet the delineated criteria)

 Check here if you are a member of the National Association of Securities Dealers, Inc. ("NASD"), a person associated with an NASD member, a member of the immediate family of any such person to whose support such person contributes, directly or indirectly, or the holder of an account in which an NASD member or a person associated with an NASD member has a beneficial interest. To comply with conditions under which an exemption from the NASD's Interpretation With Respect to Free-Riding and Withholding is available, you agree, if you have checked the NASD affiliation box: (1) not to sell, transfer or hypothecate the stock for a period of three months following the issuance and
(2) to report this subscription in writing to the applicable NASD member within one day of the payment therefor.

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ACKNOWLEDGMENT By signing below I acknowledge receipt of the Prospectus dated
____________________, 1998 and understand I may not change or revoke my order once it is received by BOC Financial Corp. I also certify that this stock order is for my account and there is no agreement or understanding regarding any further sale or transfer of these shares. North Carolina regulations prohibit any persons from transferring, or entering into any agreement directly or indirectly to transfer, the legal or beneficial ownership of conversion subscription rights or the underlying securities to the account of another person. Landis Savings will pursue any and all legal and equitable remedies in the event it becomes aware of the transfer of subscription rights and will not honor orders known by it to involve such transfer. Under penalties of perjury, I further certify that: (1) the social security number or taxpayer identification number given above is correct; and (2) I am not subject to backup withholding. You must cross out item (2) above if you have been notified by the Internal Revenue Service that you are subject to backup withholding because of under-reporting interest or dividends on your tax return. By signing below, I also acknowledge that I have not waived any rights under the Securities Act of 1933 and the Securities Exchange Act of 1934.

SIGNATURE THIS FORM MUST BE SIGNED AND DATED. THIS ORDER IS NOT VALID IF NOT SIGNED. YOUR ORDER WILL BE FILLED IN ACCORDANCE WITH THE PROVISIONS OF THE PROSPECTUS. When purchasing as a custodian, corporate officer, etc., include your full title. An additional signature is required only if payment is by withdrawal from an account that requires more than one signature to withdraw funds. THE SHARES OF COMMON STOCK OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY.



------------------------------ ------------------------- ------------
Signature                      Title (if applicable)     Date

------------------------------ ------------------------- ------------
Signature                      Title (if applicable)     Date

------------------------------ ------------------------- ------------

------------------------ ---------------------- --------------------
FOR OFFICE USE           Date Rec'd -----------  Order #  --------------

                         Check # --------------  Category  -------------

Batch #  -------------   Amount $ -------------  Deposit $ -------------


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



ITEM (6) CONTINUED; ASSOCIATE - ACTING IN CONCERT

         ASSOCIATES LISTED ON                 NUMBER OF
          OTHER STOCK ORDERS                SHARES ORDERED
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ITEM (7) CONTINUED; PURCHASER INFORMATION

  ACCOUNT TITLE (NAMES ON ACCOUNTS)         ACCOUNT NUMBER
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DEFINITION OF ASSOCIATE

The term "associate" of a person is defined to mean (i) any corporation or other organization (other than BOC Financial Corp. ("Holding Company"), Landis Savings Bank, SSB ("Landis Savings"), or a majority owned subsidiary of any of them) of which such person is a director, officer, or partner or is directly or indirectly the beneficial owner of 10% or more of any class of equity securities; (ii) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity, provided, however, that such term shall not include any tax-qualified employee stock benefit plan of the Holding Company or Landis Savings in which such person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity; and (iii) any relative or spouse of such person, or any relative of such person, who either has the same home as such person or who is a director or officer of the Holding Company or Landis Savings, or any of their subsidiaries.